EXHIBIT 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statements No. 33-36981, No. 33-91196, No. 333-60665, No. 333-64498, No. 333-69042, No. 333-82194, No. 333-116476, No. 333-120294, No. 33-128363, No. 333-128364, No. 333-141151, and No. 333-148502 of our reports dated May 18, 2010, relating to the financial statements of Alliant Techsystems Inc. and subsidiaries (which reports expressed unqualified opinions and included explanatory paragraphs relating to the Company’s changes in its method of accounting for noncontrolling interests for all periods presented, convertible debt instruments that may be settled in cash upon conversation for all periods presented, uncertain tax benefits in the year ended March 31, 2008 and for defined benefit pension and postretirement benefit plans in the year ended March 31, 2008) and the effectiveness of Alliant Techsystems Inc.’s internal control over financial reporting, appearing in this Annual Report on Form 10-K for the year ended March 31, 2010.

/s/ DELOITTE & TOUCHE LLP

Minneapolis, Minnesota

May 18, 2010